Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into effective July 20, 2017 (the “Effective Date”), by and among ATLANTIC CAPITAL BANCSHARES, INC., a Georgia corporation (the “Holding Company”); ATLANTIC CAPITAL BANK, a wholly-owned Georgia banking subsidiary of the Holding Company (the “Bank”) (collectively, the “Employers”); and DOUGLAS L. WILLIAMS (“Executive”).
WITNESSETH:

WHEREAS, the Employers and the Executive hereby agree to amend that Employment Agreement among the Employers and the Executive dated January 1, 2015 (the “Employment Agreement”) pursuant Section 17(a) thereof;
NOW, THEREFORE, for and in consideration of the Amendment’s mutual covenants, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Section 7(b) of the Employment Agreement is hereby amended to add a new subpart (iv) in the fourth to last sentence of that section, which shall read as follows:
“(iv) any Protected Rights (as defined herein);”
The remaining subpart of that sentence shall be renumbered to “v.”
2.    Section 7(c) of the Employment Agreement is hereby amended to add a new subpart (iv) in the fourth to last sentence of that section, which shall read as follows:
“(iv) any Protected Rights;”
The remaining subpart of that sentence shall be renumbered to “v.”
3.    Section 9 of the Employment Agreement is hereby amended to add a new subsection (h), which shall read as follows:
“(h)    Notwithstanding anything in this Agreement to the contrary, (a) nothing in this Agreement, including but not limited to the release, or other agreement prohibits the Executive from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General (the “Government Agencies”), or communicating with Government Agencies or otherwise participating in any investigation or proceedings that may be conducted by Government Agencies, including providing documents or other information; (b) the Executive does not need the prior authorization of the Employers to take any action described in (a), and the Executive is not required to notify the Employers that he or she has taken any action described in (a); and (c) neither this Agreement nor the release limits the Executive’s right to receive an award for providing information relating to a possible securities law violation to the Securities and Exchange Commission. Further, notwithstanding the foregoing, the Executive will not be held criminally or civilly liable under any federal, state or local trade secret law for the disclosure of a trade secret that (x) is made (i) in confidence to a federal, state or local official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation or law; or (y) is made in a compliant or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order. The rights described in this subsection (h) are referred to in this Agreement as the ‘Protected Rights.’”
4.    Exhibit B (the Release) of the Employment Agreement is hereby amended by deleting the current Exhibit B and replacing it with the form of Release attached to this Amendment as Exhibit A.
[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Holding Company and the Bank have caused this Amendment to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executive has signed this Amendment, as of the Effective Date set forth above.
ATTEST:                    ATLANTIC CAPITAL BANCSHARES, INC.

/s/ Patrick T. Oakes                By: /s/ Walter M. Deriso, Jr.
Secretary                    Name:    Walter M. Deriso, Jr.
Title:    Chairman
(CORPORATE SEAL)

ATTEST:                    ATLANTIC CAPITAL BANK

/s/ Patrick T. Oakes                By: /s/ Walter M. Deriso, Jr.
Secretary                    Name:    Walter M. Deriso, Jr.
Title:    Chairman
(BANK SEAL)

EXECUTIVE

/s/ Anita M. Hill                /s/ Douglas L. Williams
Witness                    DOUGLAS L. WILLIAMS

EXHIBIT A

RELEASE

In exchange for certain termination payments, benefits and promises to __________________________ which _______________________ (“Executive”) would not otherwise be entitled, Executive, knowingly and voluntarily releases and Atlantic Capital Bank and Atlantic Capital Bancshares, Inc., their subsidiaries, affiliates or related corporations, together with their officers, directors, agents, employees and representatives (collectively, the “Employer”), of and from any and all claims, demands, obligations, liabilities and causes of action, of whatsoever kind in law or equity, whether known or unknown, which Executive has or ever had against the Employer on or before the date of the execution of this Release, including but not limited to claims in common law, whether in contract or in tort, and causes of action under the Age Discrimination in Employment Act, 29 U.S.C. Sections 621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sections 2000e et seq., the Employee Retirement Income Security Act, 29 U.S.C. Sections 1001 et seq., the Americans with Disabilities Act, 29 U.S.C. Section 12101 et seq., and all other federal, state or local laws, ordinances or regulations, for any losses, injuries or damages (including compensatory or punitive damages), attorney’s fees and costs arising out of employment or termination from employment with the Employer. Notwithstanding the foregoing, Executive does not waive or release the Employer from any claims, demands, obligations, liabilities or causes of action that may hereafter arise as the result of the breach by the Employer of its obligations under the Employment Agreement dated as of _____________, 20__ by and among the Atlantic Capital Bancshares, Inc., Atlantic Capital Bank and Executive (the “Employment Agreement”).
Executive acknowledges that he has had a period of twenty-one (21) days from the date of receipt of this Release to consider it. Executive acknowledges that he has been given the opportunity to consult an attorney prior to executing this Release. This Release shall not become effective or enforceable until seven (7) days following its execution by Executive. Prior to the expiration of the seven (7) day period, Executive may revoke Executive’s consent to this Release.
Executive acknowledges by executing this Release that Executive has returned to the Employer all Employer property in Executive’s possession.
Executive acknowledges that the terms of this Release and Executive’s separation of employment are confidential and, unless otherwise required by law or for the purposes of enforcing the Release or when needed to consult with Executive’s immediate family or tax or legal advisors, neither Executive nor Executive’s agents shall divulge, publish or publicize any such confidential information to any third parties or the media, or to any current or former employee, customer or client of the Employer or its businesses or any of its affiliates.
Notwithstanding anything in this Release to the contrary, (a) nothing in this Release, the Employment Agreement or other agreement prohibits the Executive from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General (the “Government Agencies”), or communicating with Government Agencies or otherwise participating in any investigation or proceedings that may be conducted by Government Agencies, including providing documents or other information; (b) the Executive does not need the prior authorization of the Employer to take any action described in (a), and the Executive is not required to notify the Employer that he or she has taken any action described in (a); and (c) neither this Release nor the Employment Agreement limits the Executive’s right to receive an award for providing information relating to a possible securities law violation to the Securities and Exchange Commission. Further, notwithstanding the foregoing, the Executive will not be held criminally or civilly liable under any federal, state or local trade secret law for the disclosure of a trade secret that (x) is made (i) in confidence to a federal, state or local official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation or law; or (y) is made in a compliant or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.
EXECUTIVE ACKNOWLEDGES HE FULLY UNDERSTANDS THE CONTENTS OF THIS RELEASE AND EXECUTES IT FREELY AND VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.
Signed:                        Date:
Executive